EXHIBIT 4.1

ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

CLASS A COMMON SHARES

NO PAR VALUE

CLASS A COMMON SHARES

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX

Certificate Number
ZQ00000000

MGM GROWTH PROPERTIES™

Shares
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****000000**************
*****000000*************
******000000************

MGM GROWTH PROPERTIES LLC

FORMED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

MR. SAMPLE & MRS. SAMPLE &
MR. SAMPLE & MRS. SAMPLE

CUSIP XXXXXX XX X

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

***ZERO HUNDRED THOUSAND
ZERO HUNDRED AND ZERO***

MGM Growth Properties LLC, a Delaware limited liability company (the "Company"), hereby certifies that the person or entity named above (the "Holder") is the registered owner of the number of Class A common shares shown above representing limited liability company interests in the Company (the "Class A Common Shares"), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF MGM GROWTH PROPERTIES LLC THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER OR (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF THE COMPANY UNDER THE LAWS OF THE STATE OF DELAWARE. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSE, AMONG OTHERS, OF THE COMPANY'S MAINTENANCE OF ITS QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST UNDER THE CODE. SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY'S AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, (I) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OF COMMON SHARES (OTHER THAN THE CLASS B COMMON SHARE) IN EXCESS OF 9.8% (IN VALUE OR NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF SUCH CLASS OF OUTSTANDING COMMON SHARES UNLESS SUCH PERSON IS EXEMPT FROM SUCH LIMITATION OR IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (II) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF PREFERRED SHARES IN EXCESS OF 9.8% (IN VALUE OR NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SHARES OF SUCH CLASS OR SERIES OF PREFERRED SHARES UNLESS SUCH PERSON IS EXEMPT FROM SUCH LIMITATION OR IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (III) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES IN EXCESS OF 9.8% (IN VALUE) OF THE TOTAL OUTSTANDING SHARES UNLESS SUCH PERSON IS EXEMPT FROM SUCH LIMITATION OR IS AN EXCEPTED HOLDER (IN WHICH CASE THE EXCEPTED HOLDER LIMIT SHALL BE APPLICABLE); (IV) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN AN AMOUNT OF SHARES THAT WOULD RESULT IN THE COMPANY BEING "CLOSELY HELD" UNDER SECTION 856(H) OF THE CODE (WITHOUT REGARD TO WHETHER THE OWNERSHIP INTEREST IS HELD DURING THE LAST HALF OF A TAXABLE YEAR) OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; (V) NO PERSON SHALL BENEFICIALLY OWN OR CONSTRUCTIVELY OWN AN AMOUNT OF SHARES TO THE EXTENT THAT SUCH OWNERSHIP WOULD RESULT IN THE COMPANY OWNING (ACTUALLY OR CONSTRUCTIVELY) AN INTEREST IN A TENANT THAT IS DESCRIBED IN SECTION 856(D)(2)(B) OF THE CODE IF THE INCOME DERIVED BY THE COMPANY FROM SUCH TENANT COULD CAUSE THE COMPANY TO FAIL TO SATISFY ANY OF THE GROSS INCOME REQUIREMENTS OF SECTION 856(C) OF THE CODE; AND (VI) NO TRANSFER SHALL BE MADE IF SUCH TRANSFER WOULD RESULT IN THE SHARES BEING BENEFICIALLY OWNED BY LESS THAN ONE HUNDRED (100) PERSONS (AS DETERMINED UNDER THE PRINCIPLES OF SECTION 856(A)(5) OF THE CODE). ANY ATTEMPTED TRANSFER OF SHARES OF SHARES THAT, IF EFFECTIVE WOULD RESULT IN VIOLATION OF ANY OF THE RESTRICTIONS SET FORTH IN (I) THROUGH (VI) ABOVE SHALL BE VOID AB INITIO, AND THE INTENDED TRANSFEREE SHALL ACQUIRE NO RIGHTS IN SUCH SHARES. THE SHARES IN EXCESS OR IN VIOLATION OF THE LIMITATIONS SET FORTH IN (I) THROUGH (VI) WILL BE AUTOMATICALLY TRANSFERRED TO ONE OR MORE TRUSTS FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES OR REQUIRE THE DISPOSITION OF SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE AND ABSOLUTE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. ANY PERSON WHO BENEFICIALLY OWNS OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY OR, IN THE CASE OF SUCH A PROPOSED OR ATTEMPTED TRANSACTION, GIVE AT LEAST FIFTEEN (15) DAYS PRIOR WRITTEN NOTICE. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON OWNERSHIP AND TRANSFER SET FORTH IN SECTIONS 4.5 AND 4.6 OF THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY. THE BOARD OF DIRECTORS OF THE COMPANY MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY OR ADVISABLE TO PRESERVE THE UNIFORMITY OF THE SHARES (OR ANY CLASS OR SERIES THEREOF). THE RESTRICTIONS SET FORTH ABOVE SHALL NOT PRECLUDE THE SETTLEMENT OF ANY TRANSACTIONS INVOLVING THIS SECURITY ENTERED INTO THROUGH THE FACILITIES OF ANY NATIONAL SECURITIES EXCHANGE ON WHICH THIS SECURITY IS LISTED OR ADMITTED FOR TRADING. ALL CAPITALIZED TERMS IN THIS LEGEND HAVE THE MEANINGS DEFINED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.

DATED DD-MMM-YYYY

FACSIMILE SIGNATURE TO COME
Chief Executive Officer

MGM GROWTH PROPERTIES LLC
SEAL
10/23/2015
DELAWARE

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

FACSIMILE SIGNATURE TO COME
Chief Financial Officer

By ______________________________
AUTHORIZED SIGNATURE

SECURITY INSTRUCTIONS ON REVERSE

1234567

MGM GROWTH PROPERTIES™

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4

CUSIP	XXXXXX XX X
Holder ID	XXXXXXXXXX
Insurance Value	1,000,000.00
Number of Shares	123456
DTC	12345678 123456789012345

Certificate Numbers	Num/No.	Denom.	Total
1234567890/1234567890	1	1	1
1234567890/1234567890	2	2	2
1234567890/1234567890	3	3	3
1234567890/1234567890	4	4	4
1234567890/1234567890	5	5	5
1234567890/1234567890	6	6	6
Total Transaction			7

MGM GROWTH PROPERTIES LLC

THE RIGHTS, POWERS, PREFERENCES, RESTRICTIONS AND LIMITATIONS OF THE CLASS A COMMON SHARES ARE AS SET FORTH IN, AND THIS CERTIFICATE AND CLASS A COMMON SHARES REPRESENTED HEREBY ARE ISSUED AND SHALL IN ALL RESPECTS BE SUBJECT TO THE TERMS AND PROVISIONS OF, THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, DATED AS OF ___________, AS THE SAME MAY BE FURTHER AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE "LIMITED LIABILITY COMPANY AGREEMENT"). BY ACCEPTANCE OF THIS CERTIFICATE, AND AS A CONDITION TO BEING ENTITLED TO ANY RIGHTS AND/OR BENEFITS WITH RESPECT TO THE CLASS A COMMON SHARES EVIDENCED HEREBY, THE HOLDER IS DEEMED TO HAVE AGREED TO COMPLY WITH AND BE BOUND BY ALL THE TERMS AND CONDITIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT AND TO BE ADMITTED AS A MEMBER OF THE COMPANY IN ACCORDANCE WITH THE LIMITED LIABILITY COMPANY AGREEMENT. A COPY OF THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST. THE COMPANY MAINTAINS BOOKS FOR THE PURPOSE OF REGISTERING THE TRANSFER OF CLASS A COMMON SHARES.

THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR OF THE COMPANY.

EACH CLASS A COMMON SHARE AND THIS CERTIFICATE SHALL EACH CONSTITUTE A "SECURITY" WITHIN THE MEANING OF, AND GOVERNED BY, (I) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT FROM TIME TO TIME IN THE STATE OF DELAWARE AND (II) ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF ANY OTHER APPLICABLE JURISDICTION THAT NOW OR HEREAFTER SUBSTANTIALLY INCLUDES THE 1994 REVISIONS TO ARTICLE 8 THEREOF AS ADOPTED BY THE AMERICAN LAW INSTITUTE AND THE NATIONAL CONFERENCE OF COMMISSIONERS ON UNIFORM STATE LAWS AND APPROVED BY THE AMERICAN BAR ASSOCIATION ON FEBRUARY 14, 1995 (AND EACH SHARE AND THIS CERTIFICATE SHALL EACH BE TREATED AS SUCH A "SECURITY" FOR ALL PURPOSES, INCLUDING, WITHOUT LIMITATION PERFECTION OF THE SECURITY INTEREST THEREIN UNDER ARTICLE 8 OF EACH APPLICABLE UNIFORM COMMERCIAL CODE).

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT	- .... Custodian .... (Cust) (Minor)
TEN ENT	- as tenants by the entireties		under Uniform Gifts to Minors Act .... (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT	- .... Custodian (until age ....) (Cust)
			.... under Uniform Transfers to Minors Act .... (Minor) (State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ Shares

of the Class A Common Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated: ______________________________ 20 __________

Signature: ______________________________

Signature: ______________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15

SECURITY INSTRUCTIONS

THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

The IRS requires that the named transfer agent ("we") report the cost basis of certain shares or units acquired after January 1, 2011. If your shares or units are covered by the legislation, and you requested to sell or transfer the shares or units using a specific cost basis calculation method, then we have processed as you requested. If you did not specify a cost basis calculation method, then we have defaulted to the first in, first out (FIFO) method. Please consult your tax advisor if you need additional information about cost basis.

If you do not keep in contact with the issuer or do not have any activity in your account for the time period specified by state law, your property may become subject to state unclaimed property laws and transferred to the appropriate state.